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                                                                   EXHIBIT 10.14



       AMENDED AND RESTATED CUSTOMER AGREEMENT AND TRADING AUTHORIZATION

                                    BETWEEN

                      MAX RE DIVERSIFIED STRATEGIES, LTD.
                                      AND
                        MOORE CAPITAL MANAGEMENT, INC.

          This Amended and Restated Customer Agreement and Trading Authorization ("Agreement") is made and entered into as of the date set forth at the end of this Agreement by and between Moore Capital Management, Inc. ("MCM"), a corporation organized under the laws of the State of Connecticut with its principal business address at 1251 Avenue of the Americas, New York, New York 10020, and the undersigned customer ("Customer") and amends and restates the Customer Agreement and Trading Authorization among the parties dated December 1, 1999 (the "Original Agreement");

          WHEREAS, Customer and MCM entered into the Original Agreement, Customer has been restructured and Customer and MCM now wish to amend and restate the Original Agreement; and

          WHEREAS, Customer hereby represents to MCM that Customer has capital available and seeks to achieve the highest return on capital consistent with principles designed to minimize risk of capital loss through investments and transactions, both long and short, across global markets; and

          WHEREAS, Customer hereby represents to MCM that Customer is a duly organized corporation under the International Business Companies Act of the Bahamas, with full power and authority to enter into and perform its obligations under this Agreement and to conduct its investment business, and the performance by Customer of its obligations under this Agreement will not violate the terms or provisions of, or constitute a default under, the organizational and operational documents of Customer or any other agreement to which Customer is a party or by which it is bound;

          WHEREAS, this Agreement has been duly and validly authorized, and has been duly and validly executed and delivered by the undersigned on behalf of Customer, and this Agreement is a binding agreement of Customer enforceable in accordance with its terms;

          WHEREAS, Customer hereby represents to MCM that it is a qualified eligible person as defined in Rule 4.7(a) of the Commodity Futures Trading Commission ("CFTC"), and MCM hereby represents to Customer that MCM is registered with the CFTC as a commodity trading advisor and is a member of the National Futures Association ("NFA"); and



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          WHEREAS, Customer hereby represents to MCM that Customer has complied and will continue to comply with all laws, rules, and regulations having application to its business, properties, and assets (including, if appropriate, the Commodity Exchange Act, as amended, the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, CFTC regulations, NFA rules, United States and non-United States securities laws, and state securities laws), and there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the undersigned, threatened against Customer or any of its principals or agents, at law or in equity or before any governmental department, commission, board, bureau, agency or instrumentality, or any self-regulatory organization, or any securities or commodity exchange, in which an adverse decision could materially and adversely affect Customer's ability to conduct its investment pool business or to comply with, and perform its obligations under, this Agreement;

          WHEREAS, Customer hereby represents to MCM that Customer is fully familiar with the speculative nature of leveraged securities and commodity interest trading and its high degree of risk suitable only for a person who can sustain substantial losses which may be far in excess of such person's funds on deposit in such person's trading account;

          WHEREAS, Customer hereby represents to MCM that Customer is willing and able, financially and otherwise, to assume the risks of this investment and has the financial ability to bear losses in an amount equal to Customer's entire net worth;

          WHEREAS, Customer hereby agrees that the representations and warranties of Customer contained in this Agreement shall be continuing during the term of this Agreement and, if at any time any event shall occur which would make any of the foregoing incomplete or inaccurate, Customer shall promptly notify MCM of the occurrence of such event; and

          WHEREAS, Customer desires to continue to retain MCM as Customer's trading manager upon the terms and conditions set forth in this Agreement, and MCM desires to continue to service Customer in such capacity upon such terms and conditions;

          NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto do hereby agree as follows:

1. MCM shall act as the trading manager for Customer. MCM shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of Customer's assets pursuant to and in accordance with MCM's best judgment, including the authority to allocate and reallocate, in its sole discretion, all or any portion of Customer's assets other trading advisors through managed accounts or collective investment vehicles; provided, however, that MCM's authority shall be subject to the investment guidelines of Customer attached hereto as Exhibit A, as amended from time to by Customer and provided to MCM. MCM shall have the authority to negotiate the fees to be paid by Customer to such advisors. It is understood that some or all aspects of the investment policies and trading practices employed by such advisors may differ in material ways from those utilized by MCM in the management of its other customers' accounts. Areas in which the advisors' management may deviate from that of MCM might include, but would not be limited to, the following: trading and investment strategies; selection of brokers and dealers and placement of Customer's portfolio transactions; level and use of brokerage commissions and other charges generated by the execution of Customer's portfolio transactions, including the possible receipt of goods and services from a broker or dealer other than the type of research and brokerage services permitted to be received by MCM pursuant to this Agreement, the use made of such goods and services and the fact that some non-research goods and services provided in connection with the execution of Customer's portfolio transactions may be used to benefit parties other than Customer. MCM initially intends to allocate a substantial portion of Customer's assets to other investment vehicles managed by MCM.




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2.        Customer hereby constitutes, appoints, and authorizes MCM as
Customer's true and lawful agent and attorney-in-fact, in Customer's name, place, and stead, to purchase, sell (including short sales), trade, and otherwise acquire, hold, dispose of, and deal in securities and commodity interests, on margin or otherwise, on United States and foreign exchanges, over-the counter, in the interbank market, and otherwise and to make and take delivery of securities and commodities in fulfillment of any security and commodity interest contracts, all for Customer's account and risk. Customer hereby gives and grants to MCM full power and authority to act for Customer and on Customer's behalf to do every act and thing whatsoever requisite, necessary, or appropriate to be done in connection with this power of attorney as fully and in the same manner and with the same force and effect as Customer might or could do if personally present, and Customer hereby ratifies all that MCM may lawfully do or cause to be done by virtue of this power of attorney. Customer hereby ratifies and confirms any and all transactions heretofore made by MCM for Customer's account and agrees that the rights and obligations of Customer in respect thereof shall be governed by the terms of this Agreement. Without limiting the generality of the foregoing in the event that MCM determines itself to trade for the Customer's account or selects other advisors to trade individual managed accounts for the Customer, MCM is authorized to select brokers and dealers and their agents (collectively, "Customer's Brokers") through or with which Customer shall effect transactions, negotiate the fees to be charged by Customer's Brokers in connection with such transactions and execute all account and transaction documentation.

Customer understands and agrees that the primary consideration in allocating portfolio transactions of Customer and other accounts MCM manages to brokers and dealers will be to obtain favorable prices and efficient executions. Consistent with this policy, consideration will be given to placing orders with brokers or dealers who also provide research and brokerage services to Customer, MCM and its affiliates, or pay the costs thereof (including the payment of such costs for which Customer, MCM or its affiliates otherwise would be obligated), provided such research and brokerage services are to be used in connection with the investment management process. These research and brokerage services may include, but will not be limited to, the following: written information and analyses concerning specific security or commodity interests, issuers or sectors; market, financial or economic studies or forecasts; financial publications; statistics or pricing services, as well as discussions with research personnel; or hardware, software, data base and other technical or telecommunication services including telephone lines or related equipment, consulting services or maintenance services utilized in connection with or in support of the investment management process. Accordingly, Customer may be deemed to be paying for research and brokerage services with "soft" or commission dollars.

Customer understands that MCM's brokerage allocation practices and policies (including arrangements whereby brokers or dealers provide research and brokerage services to MCM for "soft" dollars) are not designed or expected to, and in many cases will not, satisfy the conditions and requirements necessary to fall within the safe harbor created by Section 28(e) of the Securities Exchange Act of 1934, which confers certain protection on money managers who use portfolio commissions from their customers' accounts to obtain research and brokerage services. The safe harbor provides that certain conduct is not deemed a violation of law or a breach of fiduciary duty, for example, and relieves a money manager from the obligation of justifying commission payments for research and brokerage services on an account-by-account basis.

Customer further understands and consents to MCM and its affiliates obtaining such research and brokerage services from brokers and dealers in consideration of commissions, fees, charges or other remuneration generated by the execution of Customer's portfolio transactions. MCM and its affiliates may use such research and brokerage services in connection with the management of any or all of the accounts they manage, and in their own proprietary investment activities. MCM, however, will not necessarily use all such research and brokerage services in connection with the management of Customer's account.




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Under the foregoing policies, Customer may be charged higher brokerage commissions or other charges than might be obtainable if transactions were effected through brokers or dealers which do not provide research or brokerage services. MCM believes that such research and brokerage services will benefit Customer by supplementing the research and brokerage services otherwise available to MCM and Customer.

MCM is also authorized to and may determine that portions of the commodities and securities commissions and other charges arising from Customer's portfolio transactions shall be paid to persons who assist in the placing of Customer's shares or used to cover direct obligations of Customer.

For purposes of this Section, "affiliates" means directors and officers of MCM and entities owned or controlled by such directors or officers.

3. MCM's services to Customer shall not be deemed to be exclusive to Customer, and MCM shall be free to render similar or different services to others. Customer understands and agrees that MCM's strategy for Customer's account is different from the strategies it uses for others of its customers.

4. Any and all transactions effected by MCM for Customer's account shall be subject to the constitution, by-laws, rules, regulations, orders, and customs and usages of the exchange or market where executed (and of its clearinghouse, if any), and to the provisions of the United States securities laws and the United States Commodity Exchange Act, as amended, and to the rules, regulations, and orders promulgated from time to time thereunder, and to all applicable laws, rules and regulations of the United States, the various states in the United States, and foreign jurisdictions. MCM shall not be liable to Customer as a result of any action taken by MCM which is necessary to comply with any such constitution, by-law, rule, regulation, order, custom, usage, act or statute.

5. Customer, and not MCM, shall pay all brokerage commissions, margins, option premiums, interest charges, floor commissions and fees, and other transaction costs and expenses charged and incurred by Customer's Brokers in connection with MCM's trading for the account of Customer.

6. All transactions effected for Customer's account by MCM shall be for Customer's account and risk. MCM has made and makes no guarantee whatsoever as to the success or profitability of MCM's trading methods and strategies, and Customer acknowledges that Customer has received no such guarantee from MCM or any of its employees, principals, or agents and has not entered into this Agreement in consideration of or in reliance upon any such guarantee or similar representation from MCM or any of its employees, principals, or agents.



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7.        Neither MCM nor its principals or agents, nor its or their directors, officers, employees or agents shall be liable to Customer or to any other party, except that MCM shall be liable to Customer for acts or omissions by it or its principals, employees, or agents which constitute gross negligence, willful malfeasance, or for not having acted in good faith in the reasonable belief that such actions were in, or not opposed to, the best interests of Customer. Customer shall indemnify, hold harmless, and defend MCM and its principals and agents, and its and their directors, officers, employees and agents from and against any liability, loss, cost, and expense, including attorneys' fees, that any of them may become subject to in acting as contemplated under this Agreement, or in connection with any transaction for Customer's account, or in connection with Customer's failure to pay any management fees and/or incentive fees to MCM or in connection with investigating or defending any such liability, loss, cost, or expense covered by this indemnity, provided that the conduct of such person did not constitute willful malfeasance or gross negligence and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Customer. Customer shall advance to MCM the amount of any expenses covered by this indemnity, provided that MCM shall repay such amount if it shall ultimately be determined that MCM is not entitled to indemnification as provided herein.

8. MCM shall not receive any compensation for its advisory services under this Agreement. It is acknowledged, however, that MCM intends to allocate Customer's assets to other collective investment vehicles to which MCM acts as trading manager and that those vehicles compensate MCM for its services including a management fee based on assets under management and an incentive fee based on trading profits. Customer and MCM agree to negotiate the payment of advisory fees to MCM under this Agreement upon written notice by MCM to Customer provided no less than one year after the successful completion of the initial public offering of the parent company of Customer. No retroactive advisory fees shall be paid to MCM with respect to the period prior to such negotiations. Notwithstanding the foregoing, MCM may at any time during the term of this Agreement provide administrative and accounting services to Customer at fees to be negotiated by the parties.

9. Customer hereby authorizes and directs Customer's Brokers to send to MCM a copy of the monthly account statements with respect to Customer's account(s) which are sent to Customer, and Customer's Brokers are similarly authorized and directed to provide MCM with copies of all confirmations, purchase and sale statements and other documents relating to Customer's account(s).

10. This Agreement shall become effective only after it shall have been signed by all parties. This Agreement is a continuing one and shall remain in full force and effect until terminated as of any calendar quarter-end upon forty-five days' written notice to the other party. Any notice of termination given by Customer or MCM shall have no effect upon liabilities and commitments initiated, made, or accrued prior to the effective date of such termination.

11. All notices to either party shall be in writing. All notices to MCM shall be sent to MCM at the address appearing at the beginning of this Agreement. All notices and bills to Customer shall be sent to Customer at the address appearing at the end of this Agreement. Either party from time to time may designate in writing any other address to which notices, bills, and communications to such party may be sent.




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12.       This Agreement may not be assigned by either party without the prior express written consent of the other party.

13. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought.

14. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by the parties. No amendment or waiver of any provision of this Agreement may be implied from any course of dealing between the parties or from the failure of either party to assert its rights under this Agreement on any occasion or series of occasions.

15. If any provision of this Agreement is, or at any time shall become, inconsistent with any present or future law, rule, regulation, or ruling of any jurisdiction, court, or regulatory body, exchange, or board having jurisdiction, such provision shall be deemed rescinded or modified to conform to such law, rule, regulation, or ruling and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

16. This Agreement shall be deemed to have been made under, and shall be governed by and construed and enforced in accordance with, the law of the State of New York, U.S.A. (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 14th day of June, 2001.

MOORE CAPITAL MANAGEMENT, INC.

By:     /S/ STEPHEN R. NELSON
        ---------------------------
        Name:  Stephen R. Nelson
        Title:  Vice President

MAX RE DIVERSIFIED STRATEGIES, LTD.

By:     /S/ KEITH S. HYNES
        ---------------------------
        Name:  Keith S. Hynes
        Title:  Director



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                                   EXHIBIT A


                         Investment Policy Guidelines
                         ----------------------------





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